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                                                                    EXHIBIT 23.1

                         Consent of Independent Registered Public
                                     Accounting Firm

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Penwest Pharmaceuticals Co. for the registration of up to $75,000,000 of common stock, preferred stock, debt securities and warrants and to the incorporation by reference therein of our reports dated March 10, 2005, with respect to the consolidated financial statements and schedule of Penwest Pharmaceuticals Co., Penwest Pharmaceuticals Co.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Penwest Pharmaceuticals Co., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Stamford, Connecticut                          /s/ Ernst & Young LLP
July 22, 2005